                                                             EXHIBIT 10.8(c)
                                                             (Cap Re Amendment)


                                July 25, 1996


Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower 12th Floor
McLean, Virginia  22102

                        Global TeleSystems Group, Inc.

Ladies and Gentlemen:

        We refer to the following agreements, as amended by the letter agreement, dated as of June 6, 1996, among the purchasers referred to below (collectively, the "Cap Re Purchasers") and Global TeleSystems Group, Inc. (the "Company") (as so amended and as they may be further amended, supplemented or otherwise modified from time to time): (i) the Senior Note Purchase Agreement, dated as of February 2, 1996, between the Company and Emerging Markets Growth Fund, Inc., as purchaser; and (ii) the Senior Note Purchase Agreement, dated as of February 2, 1996, between the Company and Capital International Emerging Markets Fund, as purchaser.

        The Company and the Cap Re Purchasers hereby agree as follows:

        1. Each Cap Re Agreement is hereby amended as forth below (the "Amendments"):

        (a) The definition of "Equity Offering" contained in Section 1.1 of such Cap Re Agreement is amended by substituting for the period at the end thereof the phrase "; provided, however, that the private placement of the Company's common stock (expected, as of the date hereof, to become effective in July 1996) shall not, with respect to proceeds thereof received from July 1 to October 30, 1996, constitute an Equity Offering."

        (b)(i) Clause (i) of Section 8.1(a) of such Cap Re Agreement is amended by substituting the phrase "each fiscal year of the Company (but, in the case of fiscal year 1995, no later than August 23, 1996)" for the phrase "each fiscal year of the Company" contained therein.

          (ii) Clause (i) of Section 8.1(b) of such Cap Re Agreement is amended by substituting the phrase "each fiscal quarter of each year (but, in the case of the fiscal quarter ending March 31, 1996, no later than September 16, 1996)" for the phrase "each fiscal quarter of each year" contained therein.

        (c) Section 9.9(d) of such Cap Re Agreement is amended (i) by substituting the phrase "any fiscal quarter ending after June 30, 1997" for the phrase "any quarter" contained in the first sentence thereof; and (ii) by substituting "N/A" for each ratio in the chart therein
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Global TeleSystems Group, Inc.         2                     July 25, 1996


    corresponding to any of fiscal years 1995 and 1996 and the fiscal quarters ending March 31 and June 30, 1997.

        (d)(i) Section 9.11 of such Cap Re Agreement is amended (A) by redesignating clause (e) thereof as clause "(g)"; and (B) by inserting, immediately after clause (d) thereof, the following:

           "; (e) additional Investments in the Company's Subsidiaries, made on or before December 31, 1996, reflected on Schedule 9.11 (under the heading "Projected Intercompany Balance YE 1996" and not under the heading "3/31/96 Balance") and consisting of Indebtedness the proceeds of which are or will be used, directly or indirectly, for working capital purposes of the Company's Subsidiaries, in each case in the ordinary course of the business of such Subsidiaries; provided, however, that the Company shall cause each of its U.S. Subsidiaries, and shall use commercially reasonable efforts to cause each of its Non-U.S. Subsidiaries, to repay the Indebtedness incurred (in each case without duplication) by it in accordance with this clause (e), but only to the extent of net proceeds of the OPIC and EBRD financings (referred to in Schedule A under "Pending Financings") as and when received by such Subsidiary and available to such Subsidiary (under applicable laws and regulations and pursuant to the terms of such financings) for application to such repayment (or reduction); (f) additional Investments by the Company in its Subsidiaries, the proceeds of which are used for payroll to employees of the Company and its Subsidiaries;".

    (ii) Section 9.3 of such Cap Re Agreement is amended (A) by redesignating clause (f) thereof as clause "(g)"; and (B) by inserting, immediately following clause (e) thereof, the phrase: "(f) additional Indebtedness constituting Investments permitted by clause (e) or (f) of Section 9.11;".

    (iii) Such Cap Re Agreement is amended by adding at the end thereof (in appropriate numerical order of its Schedules) a new Schedule 9.11 in the form of Schedule 9.11 hereto.

            2. The Cap Re Purchasers waive any and all Events of Default (as defined in the Transaction Documents referred to in the Cap Re Agreements to which they are respective parties) and any and all events ("Potential Defaults") that, with the giving of notice or lapse of time or both would constitute Events of Default, to the extent that such Events of Default and Potential Defaults (i) arose on or before the date hereof and before giving effect to the Amendments and (ii) resulted from events, transactions, facts and circumstances that, immediately after giving effect to the Amendments, would not constitute Events of Default or Potential Defaults.

            3. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

            4. This letter agreement becomes effective as of February 2, 1996, on the date on which the Company and each of the Cap Re Purchasers shall have executed and delivered a counterpart hereof. Upon the effectiveness of this letter agreement, each reference in any Transaction Document to either Cap Re Agreements or any term or provision thereof shall mean such Cap Re Agreements, such term or such provision, respectively, as amended hereby.
Except as
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Global TeleSystems Group, Inc.         3                          July 25, 1996



otherwise provided herein, the Transaction Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed.

        5. This letter agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

        Please indicate your agreement to the foregoing by executing a counterpart of this letter agreement in the appropriate space provided below.



                                        Very truly yours,


                                        EMERGING MARKETS GROWTH FUND, INC.

                                        By /s/   [ILLEGIBLE]
                                          ---------------------------------
                                          Name:  [ILLEGIBLE]
                                          Title: Authorized Representative


                                        CAPITAL INTERNATIONAL EMERGING
                                        MARKETS FUND


                                        By /s/ DAVID WALLACE
                                          ---------------------------------
                                          Name:  David Wallace
                                          Title: Director

                                          /s/ DAVID BEEVERS
                                          ---------------------------------
                                          David Beevers
                                          Director



Accepted and Agreed:


GLOBAL TELESYSTEMS GROUP, INC.


By /s/   [ILLEGIBLE]
  ---------------------------------------
  Name:  [ILLEGIBLE]
  Title: Vice President - General Counsel